                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest reported)   July 17, 2000
                                                    -------------------


                               Color Imaging, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its chapter)



          Delaware                       0-18450                13-3453420
----------------------------     -----------------------    -------------------
(State or other jurisdiction     (Commission File Number)     (IRS Employer
     of incorporation)                                      Identification No.)



4350 Peachtree Blvd., Suite 100, Norcross, Georgia                30071
--------------------------------------------------              ----------
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code        (770) 840-1090
                                                  ----------------------------


                            Advatex Associates, Inc.
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

PORTIONS AMENDED:

     The Registrant hereby amends Item 7 contained in the Registrant's Current Report on Form 8-K filed July 17, 2000 to provide the requisite financial information required by Item 7 including pro forma financial information. Except as set forth in Item 7 below, no other changes are made to the Registrant's Current Report on Form 8-K filed July 17, 2000.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     a. Financial Statements of Color Image, Inc. and Logical Imaging Solutions, Inc., and Advatex Associates, Inc.

     b. Pro Forma Financial Information for Color Image, Inc., Logical Imaging Solutions, Inc., and Advatex Associates, Inc.

     c. Exhibits:

        None.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: August 25, 2000                     Color Imaging, Inc.
     ------------------               ------------------------------
                                            (Registrant)


                                       /s/ MICHAEL W. BRENNAN
                                       -----------------------------
                                       Michael W. Brennan
                                       Chairman and Chief Executive Officer

                          INDEX TO FINANCIAL STATEMENTS


                                                                                        Page
                                                                                        ----
Color Image, Inc.
         Independent Accountants' Report................................................  6
         Consolidated Balance Sheets for the years ended December 31, 1999 and December 31, 1998........................................................  7
         Consolidated Statements of Operations and Retained Earnings for the
           years ended December 31, 1999 and December 31, 1998..........................  9
         Consolidated Statements of Cash Flows for the years ended December 31,
           1999 and December 31, 1998................................................... 10
         Notes to Consolidated Financial Statements..................................... 12
         Independent Accountants' Report on Supplemental Information.................... 21
         Supplemental Information....................................................... 22

Logical Imaging Solutions, Inc.
         Independent Auditors' Report................................................... 26
         Balance Sheets for the years ended December 31, 1999 and
           December 31, 1998............................................................ 27
         Statement of Operations for the years ended December 31, 1999 and December 31, 1998........................................................ 28
         Statement of Stockholders' Equity for the years ended
           December 31, 1999 and December 31, 1998...................................... 29
         Statement of Cash Flows for the years ended December 31, 1999 and December 31, 1998........................................................ 30
         Notes to Financial Statements.................................................. 31

Advatex Associates, Inc.
         Independent Auditors' Report................................................... 37
         Consolidated Balance Sheets for the years ended
           December 31, 1999 and December 31, 1998...................................... 38
         Consolidated Statements of Operations for the years ended December 31,
           1999, December 31, 1998 and December 31, 1997................................ 39
         Consolidated Statement of Changes in Shareholders' Equity for the years ended December 31, 1999, December 31, 1998 and December 31, 1997............. 40
         Consolidated Statements of Cash Flows for the years ended December 31,
           1999, December 31, 1998 and December 31, 1997................................ 41
         Notes to Consolidated Financial Statements..................................... 42

Combined Financial Statements for Color Imaging, Inc.
and Subsidiaries
         Consolidating Balance Sheets for the year ended
           December 31, 1999............................................................. 50
         (Unaudited)Consolidating Balance Sheets for the three months ended
           March 31, 2000................................................................ 51
         (Unaudited)Consolidating Balance Sheets for the six months ended
           June 30, 2000................................................................. 52
         Consolidating Operating Statements for the year ended
           December 31, 1999............................................................. 53
         (Unaudited) Consolidating Operating Statements for the three months ended March 31, 2000.......................................................... 54
         (Unaudited) Consolidating Operating Statements for the six months ended June 30, 2000........................................................... 55
         (Unaudited) Consolidating Operating Statements for the three months ended June 30, 2000........................................................... 56
         Consolidating Statement of Cash Flows for the year ended
           December 31, 1999............................................................. 57
         (Unaudited)Consolidating Statement of Cash Flows for the three months ended March 31, 2000................................................... 58
         (Unaudited)Consolidating Statement of Cash Flows for the six
           months ended June 30, 2000.................................................... 59


                       CONSOLIDATED FINANCIAL STATEMENTS,
                     SUPPLEMENTAL INFORMATION AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                        COLOR IMAGE, INC. AND SUBSIDIARY
                           December 31, 1999 and 1998

                                    CONTENTS



                                                                                Page
                                                                                ----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                3

FINANCIAL STATEMENTS

   CONSOLIDATED BALANCE SHEETS                                                    4

   CONSOLIDATED STATEMENTS OF OPERATIONS
     AND RETAINED EARNINGS                                                        6

   CONSOLIDATED STATEMENTS OF CASH FLOWS                                          7

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                     9


               Report of Independent Certified Public Accountants




Board of Directors
Color Image, Inc.

We have audited the accompanying consolidated balance sheets of Color Image, Inc. and subsidiary as of December 31, 1999 and 1998, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Color Image, Inc. and subsidiary as of December 31, 1999 and 1998, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.




Atlanta, Georgia
April 6, 2000 (except for Note J,
   as to which the date is
   July 18, 2000)

                        Color Image, Inc. and Subsidiary

                           CONSOLIDATED BALANCE SHEETS

                                  December 31,


                                     ASSETS


                                                                1999             1998
                                                            ------------     ------------
CURRENT ASSETS
   Cash                                                     $     3,187      $     2,056
   Accounts receivable - trade,
     net of allowance for doubtful accounts
     of $150,000 for 1999 and 1998                            1,085,519          785,135
   Refundable income taxes (Notes A-5 and G)                    163,135          129,880
   Inventories (Notes A-2 and B)                              3,561,125        2,899,804
   Due from related party (Note E)                               21,600             --
   Prepaid expenses                                             109,612            7,476
   Deferred income tax asset (Notes A-5 and G)                  213,215          185,260
                                                            -----------      -----------

         Total current assets                                 5,157,393        4,009,611

PROPERTY, PLANT AND EQUIPMENT (Note A-3)
   Leasehold improvements                                       586,178          464,376
   Furniture and fixtures                                       222,044          173,432
   Machinery and equipment                                    7,595,609        5,020,039
   Laboratory equipment                                         688,467          417,758
   Automobiles                                                   58,860           52,663
                                                            -----------      -----------
                                                              9,151,158        6,128,268
     Less accumulated depreciation                            3,744,573        3,305,416
                                                            -----------      -----------
                                                              5,406,585        2,822,852

OTHER ASSETS
   Goodwill, net of accumulated amortization
     of $231,600 and $129,550, respectively (Note A-4)             --            124,950
   Due from related party (Note E)                              952,528             --
   Other receivables                                            497,669           69,962
   Cash surrender value of life insurance                       109,562           83,869
   Deposits                                                     219,221          108,880
                                                            -----------      -----------
                                                              1,778,980          387,661
                                                            -----------      -----------

                                                            $12,342,958      $ 7,220,124
                                                            ===========      ===========



The accompanying notes are an integral part of these statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                          1999                1998
                                                      -------------      -------------
CURRENT LIABILITIES
   Line of credit (Note C)                            $    458,000       $    142,975
   Current maturities of bonds payable (Note E)             90,000               --
   Current maturities of long-term debt (Note D)           371,607            228,932
   Accounts payable                                      2,450,643            831,847
   Accrued liabilities                                     316,803            191,489
                                                      ------------       ------------

       Total current liabilities                         3,687,053          1,395,243

OTHER LIABILITIES
   Bonds payable (Note E)                                4,010,000               --
   Long-term debt (Note D)                               1,565,000          2,201,606
   Deferred income taxes (Notes A-5 and G)                  37,685             15,830
                                                      ------------       ------------
                                                         5,612,685          2,217,436
STOCKHOLDERS' EQUITY
   Common stock, $1 par value; 198,900
     shares authorized, 198,900 shares issued
     and outstanding                                       198,900            198,900
   Additional paid-in capital                            2,851,100          2,851,100
   Retained earnings (deficit)                              (6,780)           557,445
                                                      ------------       ------------
                                                         3,043,220          3,607,445
                                                      ------------       ------------

                                                      $ 12,342,958       $  7,220,124
                                                      ============       ============


                        Color Image, Inc. and Subsidiary

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         AND RETAINED EARNINGS (DEFICIT)

                            Years ended December 31,


                                                                    1999               1998
                                                               -------------       ------------
Net revenues                                                    $ 10,623,921       $  9,887,302
Cost of goods sold                                                 7,647,710          6,640,352
                                                                ------------       ------------

         Gross profit                                              2,976,211          3,246,950

Selling expenses                                                   1,017,489            960,592
Administrative expenses                                            1,136,794            976,977
Research and development expenses                                    919,562            987,938
                                                                ------------       ------------

         Earnings (loss) from operations                              97,634            321,443

Other income (expense)
   Interest expense, net                                            (256,598)          (239,941)
   Loss on disposal of fixed assets                                 (124,108)           (25,105)
   Moving expense                                                   (254,842)              --
   Other                                                              29,157             48,264
                                                                ------------       ------------

         Earnings (loss) before provision for income taxes          (704,025)           104,661

Provision (benefit) for income taxes
   Current                                                          (133,700)            13,500
  Deferred                                                            (6,100)             1,000
                                                                ------------       ------------
                                                                    (139,800)            14,500
                                                                ------------       ------------

         NET EARNINGS (LOSS)                                        (564,225)            90,161

Retained earnings, beginning of year                                 557,445            467,284
                                                                ------------       ------------

Retained earnings (deficit), end of year                        $     (6,780)      $    557,445
                                                                ============       ============




The accompanying notes are an integral part of these statements.

                        Color Image, Inc. and Subsidiary

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                            Years ended December 31,


                                                                      1999              1998
                                                                  ------------      ------------
Cash flows from operating activities:
   Net earnings (loss)                                            $  (564,225)      $    90,161
   Adjustments to reconcile net earnings (loss) to
     net cash provided by operating activities:
       Depreciation                                                   814,523           712,368
       Amortization                                                   124,950            21,000
       Loss on disposal of fixed assets                               124,108            25,105
       Increase in allowance for doubtful accounts                       --                --
       Decrease (increase) in:
         Accounts and other receivables                            (1,735,474)          317,567
         Inventory                                                   (661,321)          317,950
         Prepaid expenses                                            (102,136)            4,402
         Deferred income taxes                                        (27,955)           46,289
         Cash surrender value of life insurance                       (25,693)          (21,279)
         Deposits                                                    (110,340)          (84,973)
       Increase (decrease) in:
         Accounts payable                                           1,618,796          (192,297)
         Accrued liabilities                                          125,314            29,591
         Income taxes payable                                            --            (208,636)
         Deferred income taxes                                         21,855           (45,354)
                                                                  -----------       -----------

         Total adjustments                                             59,977           921,733
                                                                  -----------       -----------

         Net cash provided by (used in) operating activities         (397,598)        1,011,894

Cash flows from investing activities:
   Capital expenditures                                            (3,522,364)         (879,635)
                                                                  -----------       -----------

         Net cash used in investing activities                     (3,522,364)         (879,635)


                        Color Image, Inc. and Subsidiary

                            Years ended December 31,


                                                                      1999              1998
                                                                  -----------       ------------
Cash flows from financing activities:
   Net borrowings (payments) under lines-of-credit agreements          315,025          (599,833)
   Proceeds from issuance of long-term debt                          1,842,000         1,458,192
   Proceeds from issuance of bonds                                   4,100,000              --
   Principal payments of long-term debt                             (2,335,932)         (990,618)
                                                                   -----------       -----------

         Net cash provided by (used in) financing activities         3,921,093          (132,259)
                                                                   -----------       -----------

         Net increase in cash                                            1,131              --

Cash at beginning of year                                                2,056             2,056
                                                                   -----------       -----------

Cash at end of year                                                $     3,187       $     2,056
                                                                   ===========       ===========

Cash paid during the year for:
   Interest                                                        $   323,219       $   239,941
   Income taxes                                                    $      --         $   235,111








The accompanying notes are an integral part of this statement.

                        Color Image, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1999 and 1998


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Color Image, Inc. (the "Company") was incorporated in 1989 in the state of Georgia to engage in the manufacture and distribution of copier toner and related products. In July, 1993, the Company purchased all of the stock of Leading Laser Technologies, Inc., a Georgia corporation, whose primary activity is the refurbishing of laser cartridges. Principal markets of the Company and its subsidiary include the United States, Europe and Asia.

     A summary of significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows:

     1. Principles of Consolidation
     ------------------------------

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Leading Laser Technologies, Inc. All significant intercompany transactions have been eliminated in consolidation.

     2. Inventory
     ------------

     Inventory is stated at the lower of cost or market using the first-in, first-out method (FIFO) for substantially all inventory.

     3. Property, Plant and Equipment
     --------------------------------

     Property, plant and equipment are stated at cost. Depreciation is computed using accelerated methods for tax purposes and a combination of the straight-line and double declining balance methods for financial reporting purposes over the following estimated useful lives of the assets:

       Leasehold improvements                               5-10 years
       Furniture and fixtures                               7-10 years
       Machinery, equipment and automobiles                 5-10 years
       Laboratory equipment                                 7-10 years

     4. Goodwill
     -----------

     The excess purchase price over the value of net tangible assets acquired in the purchase of Leading Laser Technologies, Inc. is included in "Intangible Assets" at cost, less accumulated amortization, which was provided on a straight-line basis over a period of 15 years. At December 31, 1999, the Company determined that the asset no longer had value. Accordingly, the remaining asset has been fully amortized.

                        Color Image, Inc. and Subsidiary

                           December 31, 1999 and 1998



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     5. Income Taxes
     ---------------

     Pursuant to the provisions of Statement of Financial Accounting Standards
     (SFAS) No. 109, Accounting for Income Taxes, a deferred tax liability or deferred tax asset (benefit) is computed by applying the statutory rates to the temporary differences between accumulated pretax financial and taxable income. A temporary difference is defined generally under SFAS No. 109 as a component of revenue or expense that is taxable or deductible in a different period for income tax purposes. A valuation allowance is provided for deferred tax assets when necessary to reduce those assets to the amounts expected to be realized.

     6. Revenue Recognition
     ----------------------

     Revenues are recognized when products are shipped. Sales are net of returns and exclude sales taxes.

     7. Use of Estimates in the Preparation of Financial Statements
     -----------------------------------------------------------

     The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expense during the reporting period. Actual results could differ from these estimates.

     8. Cash Equivalents
     -------------------

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     9. Reclassifications
     --------------------

     Certain amounts in the 1998 balance sheet have been reclassified to conform to the 1999 presentation. Such reclassifications were not significant.

     10. Advertising
     ---------------

     The Company expenses the cost of advertising as incurred.

                        Color Image, Inc. and Subsidiary

                           December 31, 1999 and 1998


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     11. Research and Development
     ----------------------------

     Research and development costs are expensed when incurred. Research and development expense for the years ended December 31, 1999 and 1998 was approximately $919,000 and $988,000, respectively.

NOTE B - INVENTORY

     Inventory consists of the following components at year end:


                                         1999               1998
                                      -----------       -----------
      Raw materials and supplies      $   457,059       $   320,550
      Work in process                   1,646,974         1,385,808
      Finished goods                    1,575,116         1,416,618
      Obsolescence allowance             (118,024)         (223,172)
                                      -----------       -----------

                                      $ 3,561,125       $ 2,899,804
                                      ===========       ===========

NOTE C - LINE OF CREDIT

     The Company has a $1,500,000 line of credit with a financial institution collateralized by inventory, accounts receivable and equipment, maturing on June 24, 2000 and bearing interest at a variable rate (effective rate of 8.25% at year end). The amount outstanding under the line of credit at December 31, 1999 was $458,000.

NOTE D - LONG TERM DEBT

     Long-term debt was comprised of the following at year end:


                                                                                       1999           1998
                                                                                     --------      ---------
      Term note payable to a financial institution due in monthly installments of principal and interest of $848 through
        March, 2003; bears interest at8.0%, collateralized by
        automobile                                                                    $28,927       $36,421


                        Color Image, Inc. and Subsidiary

                           December 31, 1999 and 1998


NOTE D - LONG TERM DEBT - Continued


                                                                                         1999              1998
                                                                                      ----------        ----------
      Term note payable to a financial institution due in monthly installments of principal and interest of $10,114 through March, 2004; bears interest at
        7.90%; collateralized by
        inventory, accounts receivable and equipment                                         --           500,000

      Term note payable to a financial institution in monthly installments of principal and interest of $21,375 through July 2005; bears interest at
        7.90%; collateralized by
        inventory, accounts receivable and equipment (see Note E)                       1,655,680       1,303,717

      Note payable to a related party due in March, 2000;
        bears interest at 12% per annum; collateralized by
        all properties of the Company                                                        --           428,400

      Note payable to a related party due in October, 2000;
        bears interest at 12% per annum; collateralized by all
        properties of the Company                                                         162,000         162,000

      Note payable to a related party due in June, 2001;
        bears interest at 12% per annum; collateralized by all
        properties of the Company                                                          90,000            --
                                                                                       ----------      ----------
                                                                                        1,936,607       2,430,538
      Less current maturities (see Note E)                                                371,607         228,932
                                                                                       ----------      ----------

                                                                                       $1,565,000      $2,201,606
                                                                                       ==========      ==========


                        Color Image, Inc. and Subsidiary

                           December 31, 1999 and 1998


NOTE D - LONG TERM DEBT - Continued

     The aggregate scheduled maturities of long-term debt for each of the next five years are as follows:


                 2000                                 $  371,607
                 2001                                    318,251
                 2002                                    246,961
                 2003                                    259,394
                 2004                                    277,938
                 Thereafter                              462,456
                                                      ----------

                    Total                             $1,936,607
                                                      ==========


NOTE E - BONDS PAYABLE

     On June 1, 1999, the Development Authority of Gwinnett County (the "Authority"), issued $4,100,000 of industrial development revenue bonds on behalf of the Company and a related party, Kings Brothers LLC. The 3.5% revenue bonds are payable in varying annual principal and monthly interest payments through July 2019. The bond is collateralized by all the assets of the Company.

     A loan agreement between the Authority and the Company and Kings Brothers LLC allows funds to effectively pass through the Authority to the Company. Proceeds from the bond issue were used to purchase property and equipment. The Company and Kings Brothers LLC, collectively, are obligated to repay any outstanding debt.

     The bonds along with the line of credit and term loan are held by one financial institution. The company is subject to certain restrictive covenants under the provisions of these agreements. These covenants require, among other things, minimum net worth ratios, limitations on the capital expenditures, minimum fixed charge coverage and cash flow leverage ratios. At December 31, 1999, the Company was not in compliance with these covenants and has obtained a waiver from the lender.

                        Color Image, Inc. and Subsidiary

                           December 31, 1999 and 1998



NOTE E - BONDS PAYABLE - Continued

     The aggregate maturities of bonds payable for each of the next five years are as follows:


                              Color Image, Inc.    King Brothers, LLC       Total
                              -----------------    ------------------   ---------------
            2000                  $   68,400          $   21,600          $   90,000
            2001                     243,200              76,800             320,000
            2002                     254,600              80,400             335,000
            2003                     266,000              84,000             350,000
            2004                     281,200              88,800             370,000
            Thereafter             2,012,472             622,528           2,635,000
                                  ----------          ----------          ----------

            Total                 $3,125,872          $  974,128          $4,100,000
                                  ==========          ==========          ==========


NOTE F - COMMITMENTS

     The Company leases certain facilities, transportation and other equipment under operating lease agreements. Aggregate minimum future rentals under noncancellable operating lease agreements at December 31, 1999 are as follows:


          2000                                    $   283,752
          2001                                        392,532
          2002                                        388,813
          2003                                        377,282
          2004                                        372,852
          Thereafter                                1,615,692
                                                  -----------

          Total                                   $ 3,430,923
                                                  ===========

     At December 31, 1999, construction of certain new machinery was in process. The expected cost to complete these machines is approximately $1,000,000

                        Color Image, Inc. and Subsidiary

                           December 31, 1999 and 1998


NOTE G - INCOME TAXES

     The Company's temporary differences between financial statement earnings before income taxes and taxable income result in a short-term deferred income tax asset of $213,216 and $185,260 and a long-term deferred income tax liability of $37,685 and $15,830 as of December 31, 1999 and 1998, respectively. The principal temporary differences accounting for the deferred tax asset are allowances for doubtful accounts receivable, warranty claims, inventory allowance and accrued deferred compensation expense, which are not deductible for income tax purposes until paid. The cumulative book/tax fixed asset differences account for the principal temporary differences creating the deferred tax liability. In addition, the Company has research and development credit and alternative minimum tax credit carryforwards of approximately $140,500 and $53,000, respectively, which are reflected within the long-term deferred income tax liability and short-term deferred income tax asset above, respectively.

     The Internal Revenue Service completed their examination of the Company's 1995 U.S income tax return during 1999 and made no changes to the tax as reported. Color Image did agree, in order to expediate the examination, to reduce their research and development carryforward by fifty percent.

NOTE H - RELATED PARTIES

     The Company purchased $782,461 in raw material and component inventories from a single source. These transactions represent approximately 9.4% of all 1999 raw material and component purchases of $8,309,030. Management believes there are alternative sources of supply, which would provide similar terms.

     The Company leases certain facilities under a ten-year operating lease agreement from a related party.

NOTE I - PROFIT SHARING RETIREMENT PLAN

     The Company has adopted the Color Image, Inc. Profit Sharing Retirement Plan. Under this defined contribution plan, employees with one year or more of service who have worked at least 1,000 hours and have reached age 21 are eligible for participation. Participants may contribute between 1% and 15% of their compensation as basic contributions. The Company will match 50% of the first 3% deferred by any participant. Company contributions vest from 20% in the second year of service to 100% in the sixth year. For the years ended December 31, 1999 and December 31, 1998, the Company incurred expense of $19,510 and $16,660, respectively.

                        Color Image, Inc. and Subsidiary

                           December 31, 1999 and 1998


NOTE J - SUBSEQUENT EVENTS

     On June 30, 2000 the Company was merged into Color Imaging, Inc. as a wholly owned subsidiary. As such, the financial institution who holds the bond, line of credit and term loan amended the lending agreement to reset the financial covenants. At June 30, 2000 the merged entity was in compliance with these covenants.

                            SUPPLEMENTAL INFORMATION

               Report of Independent Certified Public Accountants
                           on Supplemental Information





Board of Directors
Color Image, Inc.


     Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole of Color Image, Inc. and Subsidiary as of and for the years ended December 31, 1999 and 1998, which are presented in the preceding section of this report, and on which we expressed an unqualified opinion. The supplemental information presented hereinafter is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the audit procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.



Atlanta, Georgia
April 6, 2000

                        Color Image, Inc. and Subsidiary

                          Year ended December 31, 1999



                                                                                Research and
                                           Selling         Administrative        Development
                                           Expenses           Expenses            Expenses
                                         ------------      --------------       ------------
Compensation                             $   572,546         $   480,031        $   533,004
Payroll taxes and fringe benefits            102,928              74,277             88,500
Travel and entertainment                      45,930              43,059              3,442
Telephone                                      1,805              68,637               --
Testing                                         --                  --               81,232
Postage and shipping                          43,131               9,088               --
Repairs and maintenance                         --                19,334             46,899
Advertising and promotional                  127,711               8,265               --
Conference expense                            18,177                --                1,050
Office supplies                                2,080              42,830              4,923
Insurance                                     (2,518)                100               --
Depreciation                                    --               202,346             82,979
Bad debt expense                              40,328                --                 --
Rent                                            --                27,854             37,724
Utilities                                       --                11,093             26,505
Taxes                                           --                 5,438               --
Legal and accounting fees                       --                53,973               --
Consulting fees                                 --                 3,486               --
Bank service charges                          16,338               8,729               --
Other                                         49,033              78,254             13,304
                                         -----------         -----------        -----------

                                         $ 1,017,489         $ 1,136,794        $   919,562
                                         ===========         ===========        ===========


                        Color Image, Inc. and Subsidiary

                          Year ended December 31, 1998



                                                                           Research and
                                         Selling        Administrative      Development
                                         Expenses          Expenses          Expenses
                                         --------       --------------     ------------
Compensation                             $ 509,040        $ 352,876         $ 413,255
Payroll taxes and fringe benefits           89,065          115,738            77,237
Travel and entertainment                    48,303           47,200             5,441
Telephone                                     --             78,929              --
Testing                                       --               --              91,982
Postage and shipping                        35,290           14,236              --
Repairs and maintenance                       --             29,294            32,790
Component mold expense                        --               --             231,500
Advertising and promotional                120,501             --                --
Conference expense                          20,667             --                 870
Office supplies                              2,453           36,850             2,357
Insurance                                    2,173            2,551              --
Depreciation                                  --            105,828            55,762
Bad debt expense                            64,841             --                --
Rent                                          --             28,319            30,858
Utilities                                     --             16,087            34,330
Taxes                                        6,485           (1,636)             --
Legal and accounting fees                     --             24,064              --
Consulting fees                               --             34,845              --
Bank service charges                        29,679             --                --
Other                                       32,095           91,796            11,556
                                         ---------        ---------         ---------

                                         $ 960,592        $ 976,977         $ 987,938
                                         =========        =========         =========


                              FINANCIAL STATEMENTS,
                                  AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                         LOGICAL IMAGING SOLUTIONS, INC.
                           December 31, 1999 and 1998

                         LOGICAL IMAGING SOLUTIONS, INC.
                          INDEX TO FINANCIAL STATEMENTS




Report of Independent Auditors                                                          F-1

Balance Sheets at December 31, 1999 and 1998                                            F-2

Statements of Operations for the years ended
         December 31, 1999 and 1998                                                     F-3

Statements of Stockholders' Deficiency for the years ended
         December 31, 1999 and 1998                                                     F-4

Statements of Cash Flows for the years ended
         December 31, 1999 and 1998                                                     F-5

Notes to Financial Statements                                                           F-6


REPORT OF INDEPENDENT AUDITORS



To the Board of Directors and Stockholders
Logical Imaging Solutions, Inc.


We have audited the accompanying balance sheets of Logical Imaging Solutions, Inc., as of December 31, 1999 and 1998, and the related statements of operations, stockholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurances about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Logical Imaging Solutions, Inc. as of December 31, 1999 and 1998, and the results of the operations, stockholders' deficiency and cash flows for the years then ended, in conformity with generally accepted accounting principles.






Hollander, Lumer & Co. LLP


Los Angeles, California
March 7, 2000

                         LOGICAL IMAGING SOLUTIONS, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998


                                                                                                    1999                 1998
                                                                                                -------------        ------------
                                                             ASSETS
CURRENT ASSETS
      Cash                                                                                       $   233,874         $    12,862
      Accounts receivable                                                                            157,622              55,704
      Inventories                                                                                    329,227             176,426
      Prepaid expenses                                                                                 3,048                 500
      Deferred income taxes                                                                           23,200                --
                                                                                                 -----------         -----------
           TOTAL CURRENT ASSETS                                                                      746,971             245,492
                                                                                                 -----------         -----------
PROPERTY AND EQUIPMENT
      Furniture and office equipment                                                                  49,686              42,735
      Accumulated depreciation                                                                       (23,960)            (17,289)
                                                                                                 -----------         -----------
                                                                                                      25,726              25,446
                                                                                                 -----------         -----------
OTHER ASSETS
      Deferred income taxes                                                                          232,800                --
      Deposits                                                                                         3,123               1,300
                                                                                                 -----------         -----------
                                                                                                     235,923               1,300
                                                                                                 -----------         -----------
                                                                                                 $ 1,008,620         $   272,238
                                                                                                 ===========         ===========
                                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
      Accounts payable and accrued expenses                                                      $   238,335         $   143,245
      Notes payable                                                                                   16,592              24,792
      Deferred revenue                                                                                48,050                --
      Notes payable - related parties                                                                 41,097             325,077
                                                                                                 -----------         -----------
           TOTAL CURRENT LIABILITIES                                                                 344,074             493,114
COMMITMENTS AND CONTINGENCIES                                                                           --                22,401
LONG-TERM DEBT                                                                                        94,534                --
                                                                                                 -----------         -----------
TOTAL LIABILITIES                                                                                    438,608             515,515
                                                                                                 -----------         -----------
STOCKHOLDERS' EQUITY (DEFICIENCY)
Convertible preferred shares - authorized 100,000 shares, no par
      value, issued and outstanding - none in 1999 and 1998                                             --                  --
      Common shares - authorized 10,000,000 shares, no par value,
           issued and outstanding 1,475,000 in 1999 and 1,200,000 in 1998                          2,179,830             982,330
      Accumulated deficit                                                                         (1,609,818)         (1,225,607)
                                                                                                 -----------         -----------
           TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                                   570,012            (243,277)
                                                                                                 -----------         -----------
                                                                                                 $ 1,008,620         $   272,238
                                                                                                 ===========         ===========


                 See accompanying Notes to Financial Statements

                         LOGICAL IMAGING SOLUTIONS, INC.
                             STATEMENT OF OPERATIONS
                           DECEMBER 31, 1999 AND 1998



                                                   1999              1998
                                                ----------         ---------
SALES                                            $ 567,199         $ 312,402
COST OF SALES                                      372,528           260,212
                                                 ---------         ---------
GROSS PROFIT                                       194,671            52,190
                                                 ---------         ---------
OPERATING EXPENSES
      Selling, general and administrative          407,318           226,087
      Research and development                     414,674           435,457
      Depreciation and amortization                  6,672             8,532
                                                 ---------         ---------
                                                   828,664           670,076
                                                 ---------         ---------
OPERATING LOSS                                    (633,993)         (617,886)
                                                 ---------         ---------
OTHER INCOME (EXPENSES)
      Interest income                               10,494              --
      Interest expense                             (16,712)          (25,274)
                                                 ---------         ---------
           TOTAL OTHER INCOME (EXPENSE)             (6,218)          (25,274)
           LOSS BEFORE INCOME TAX                 (640,211)         (643,160)
           INCOME TAX BENEFIT                      256,000              --
                                                 ---------         ---------
NET LOSS                                         $(384,211)        $(643,160)
                                                 =========         =========



                 See accompanying Notes to Financial Statements

                         LOGICAL IMAGING SOLUTIONS, INC.
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                           DECEMBER 31, 1999 AND 1998


                                           Preferred Shares                 Common Shares          Accumulated
                                        Shares         Amount           Shares         Amount          Deficit        Total
                                     -----------     -----------     -----------    -----------    -----------     -----------
Balance, December 31, 1997                  --              --         1,000,000    $   682,330    $  (582,447)    $    99,883

Sales of common shares                      --              --           200,000        300,000

Net loss                                                                                              (643,160)
                                     -----------     -----------     -----------    -----------    -----------     -----------

Balance, December 31, 1998                  --              --         1,200,000        982,330     (1,225,607)       (243,277)

Sales of preferred shares                 45,000       1,070,000

Conversion of preferred to common        (45,000)     (1,070,000)        225,000      1,070,000

Exercise of stock options                   --              --            50,000         45,000

Sales of warrants                           --              --              --           82,500

Net loss                                    --              --              --             --         (384,211)
                                     -----------     -----------     -----------    -----------    -----------     -----------

Balance, December 31, 1999                  --       $      --         1,475,000    $ 2,179,830    $(1,609,818)    $   570,012
                                     ===========     ===========     ===========    ===========    ===========     ===========





                 See accompanying Notes to Financial Statements

                         LOGICAL IMAGING SOLUTIONS, INC.
                             STATEMENT OF CASH FLOWS
                           DECEMBER 31, 1999 AND 1998


                                                                        1999            1998
                                                                     -----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                                      $  (384,211)    $  (643,160)

       Adjustments to reconcile net
           loss to net cash used in operating activities:
           Depreciation and amortization                                   6,671           8,338
           Changes in operating assets and liabilities:
                Accounts receivable                                     (101,918)         26,132
                Inventories                                             (152,801)         95,192
                Prepaid expenses                                          (2,548)          5,177
                Deferred income taxes                                   (256,000)           --
                Deposits                                                  (1,823)          5,921
                Accounts payable and accrued expenses                     72,689          47,877
                Deferred revenues                                         48,050            --
                                                                     -----------     -----------
                    NET CASH USED IN OPERATING ACTIVITIES               (771,891)       (454,523)
                                                                     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
       Acquisition of property and equipment                              (6,951)        (25,121)
                                                                     -----------     -----------
                    NET CASH USED IN INVESTING ACTIVITIES                 (6,951)        (25,121)
                                                                     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
       Proceeds from sale of stock                                     1,197,500         300,000
       Notes payable                                                      86,334         (13,558)
       Advances from related parties                                    (283,980)        201,366
                                                                     -----------     -----------
                    NET CASH PROVIDED BY FINANCING ACTIVITIES            999,854         487,808
                                                                     -----------     -----------
NET INCREASE IN CASH                                                     221,012           8,164
CASH, BEGINNING OF YEAR                                                   12,862           4,698
                                                                     -----------     -----------
CASH, END OF YEAR                                                    $   233,874     $    12,862
                                                                     ===========     ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
       Cash paid during the year for interest                        $    16,712     $    25,274
                                                                     ===========     ===========



                 See accompanying Notes to Financial Statements

                         LOGICAL IMAGING SOLUTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business - The Company sells systems, consisting of hardware and software that modified existing web presses to facilitate the printing of variable data along with fixed data. Additionally, the Company, during 1998, introduced a proprietary consumable product, a magnetic toner, used by certain printers installed on web presses.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Impairment of Long-Lived Assets - Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement provides guidelines for recognition of impairment losses related to long-term assets. A loss is recognized when expected undiscounted future cash flows are less than the carrying amount of the asset. The impairment loss is the difference by which the carrying amount of the asset exceeds its fair value. The adoption of this standard did not have a material effect on the Company's financial statements.

Stock-Based Compensation - Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("Statement No. 123"), this statement encourages, but does not require, a fair value-based method of accounting for employee stock options. The Company elected to continue to measure compensation costs under APB Opinion No. 25, "Accounting for Stock Issued to Employees" and to comply with the pro forma disclosure requirements of Statement No. 123. The adoption of this statement had no impact, on the Company's financial statements.

Inventories - Inventories are stated at the lower of cost or market determined on a first-in, first-out, (FIFO) basis.

Property and Equipment - Property and equipment are stated at cost, Depreciation is computed on the straight-line method over estimated useful lives ranging from 5 to 7 years.

Net Loss Per Share - Net loss per share is based upon the weighted average number of common shares outstanding during each period.

Revenue Recognition - Revenue is recorded on the basis of shipment of products or performance of services.

Concentration of Credit Risk - The Company makes periodic evaluations of the creditworthiness of its customers. To date, the Company has not experienced any material bad debts or collection problems.

2.   DISCLOSURE OF SIGNIFICANT RISKS AND UNCERTAINTIES

The Company closed, in July 1999, a private placement of 45,000 shares of its Series A Preferred Shares, with net proceeds to the Company of $1,070,000 and in September and December 1999, sales of warrants resulting in proceeds of $82,500 (See Note 6). However, there can be no assurance that the Company will be able to obtain additional capital resources necessary to permit the Company to implement or continue its programs. The Company has no other current arrangement with respect to, or sources of, additional financing and there can be no assurance that such financing will be available on commercially reasonable terms or at all.

                         LOGICAL IMAGING SOLUTIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.   INVENTORIES

Inventories consist of the following at December 31,


                                                      1999          1998
                                                   ---------     ---------
          Replacement parts and equipment           $293,089      $167,909
          Consumables                                 36,138         8,517
                                                   ---------     ---------
                                                    $329,227      $176,426
                                                   =========     =========


4.   TRANSACTIONS WITH RELATED PARTIES

Due to related parties at December 31, 1995 consisted of cash advances of $258,444 from Edwin St. Amour, the Company's Chairman of the Board and 50% stockholder, and $100,425 from American Computer Hardware Corporation ("ACHC"), of which Mr. St. Amour is the President and principal stockholder. The advances made by Mr. St. Amour carried an interest rate of 8% per annum. The accrued interest of $31,593 as of January 1, 1996 was waived by Mr. St. Amour. Effective December 31, 1996, the principal balance of the advances from Mr. St. Amour of $337,544 was converted into 237,245 shares of the Company's Common Shares. The advances made by ACHC carried an interest of 2% plus prime. Effective December 31, 1996, the balance of the advances including accrued interest from ACHC of $196,176 was converted into 112,755 shares of the Company's Common Shares. As a result of the foregoing transactions, Mr. St. Amour beneficially owns 50% of the then issued and outstanding capital stock of the Company at December 31, 1996. In 1997, all shares of the Company's stock held by ACHC were transferred to Mr. St. Amour. On July 21, 1999, the principal balance of the advances from Mr. St. Amour of $350,000 was converted into 14,000 shares of the Company's Preferred Shares. In November 30, 1999 the 14,000 Preferred Shares were converted into 70,000 shares of the Company's Common Stock. (See Note 6)

Notes payable to related parties consisted of the following at December 31, 1999 and 1998


                                                               1999             1998
                                                            ---------         ---------
     Edwin St. Amour, interest bearing advance                   -            $ 179,500
     Edwin St. Amour, non-interest bearing advance            41,097            145,577
                                                            --------          ---------
                                                            $ 41,097          $ 325,077
                                                            ========          =========



5.   NOTES PAYABLE

Notes payable at December 31, 1999, totaling $16,592 consisted of the current portion of a capital lease. Notes payable at December 31, 1998, totaling $24,792, consisted of the current portion of a capital lease of $15,592, and a note payable to Wells Fargo Bank of $8,200. Long-term debt at December 31, 1999, totaling $94,534 consisted of two (2) capital leases of $47,372 and $48,752.

6.   STOCKHOLDERS' EQUITY

Effective December 31, 1996, the stockholders of the Company approved an amendment to its Articles of Incorporation to increased the authorized number of stock from 100,000 shares to 10,000,000 shares. The outstanding shares which at that time were 7,500 was split up into 150,000 shares.

                         LOGICAL IMAGING SOLUTIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED


All references in the accompanying financial statements to the number of Common Shares have been restated to reflect the stock split.

Effective December 31, 1996, the Company sold 500,000 shares of Common Shares to Michael Brennan, the Company's President, for a note in the amount of $250,000 due on or before February 29, 1997 (extended through December 31, 1997), which was secured by the shares sold and 100,000 restricted Common Shares of lnterscience Computer Corporation, a publicly-held company ("Interscience").

During 1997, the Company collected $99,500, including $32,861 from the sale of 70,000 shares of Interscience. In February 1998, the Company collected an additional $12,813 from the sale of the remaining 30,000 shares of Interscience. The Company's Board of Directors approved the adjustment in the sale price of common stock issued to Mr. Brennan to $137,637. As a result of this sale, Mr. Brennan acquired 50% of the then issued and outstanding capital stock of the Company.

In July 1998, the Company privately sold 200,000 shares of the Company's Common Stock at $1.50 per share pursuant to a Private Offering Memorandum dated June 8, 1998. As part of that transaction the Company issued to Robert L. Langsam 45,000 Common Shares in connection with a consulting agreement entered into by Mr. Langsam and the Company. Mr. Langsam also serves as an independent contractor for the Placement Agent.

The foregoing transaction increased the total shares issued and outstanding to 1,200,000 and the paid in capital to $982,330.

The Company granted, in October 1997, a total of 250,000 options ("Options") to purchase shares of Common Stock over a two year period at a price of $.90 per share. The Options were granted to purchase 25,000 shares per year over a two year period to the Company's three outside Directors; Messrs. Van Asperen, Spaeth and McCombes and Messrs. Spatz and Milewski, respectively the Company's Controller and Director of Development. In December 1999, Mr. Spatz exercised his options to purchase 50,000 shares resulting in the Company receiving proceeds of $45,000.

The Company, on November 30, 1998, entered into an agreement with PIM Financial Services, Inc. (the "Placement Agent") to offer ("Offering) up to a total of 100,000 Shares of a Series A Preferred Convertible Stock (the "Preferred Shares"). The Company terminated the Offering on July 30, 1999 after the placement of 45,000 Preferred Shares with net proceeds to the Company of $1,070,000. In September 1999, all 45,000 Preferred Shares outstanding were converted to common shares at five (5) common shares per preferred share.

In September and December 1999, 10,000 and 45,000 warrants were sold at $1.50 per warrant, which resulted in proceeds of $82,500. In January and February 2000, 34,000 and 8,000 warrants were sold respectively at $1.50 per warrant, which resulted in proceeds of $63,000.

7.   INCOME TAXES

Prior to 1999, the Company operated as an S corporation under the Internal Revenue Code. Hence, the Company was not able to accumulate income tax benefits from their operating losses. On March 14, 1999 the Company elected to revoke the provisions available as an S corporation under the Internal Revenue Code and, effective January 1, 1999, operates as a C corporation under the Internal Revenue Code. At December 31, 1999 the Company had net operating loss carryforward for Federal Income Tax purposes and other timing differences of approximately $500,000, which will expire in 2012. This would have created a deferred tax benefit for federal and state income taxes of approximately $200,000. The Company had provided 100% allowance on all of its deferred income tax benefits. The valuation allowance at December 31, 1999 is primarily attributable to net operating loss and deferred expenses incurred in 1999.

                         LOGICAL IMAGING SOLUTIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED


The Company evaluates a variety of factors determining the amount of deferred income tax assets to be recognized including the Company's earnings history and its near term earnings expectations. Based upon the expected decrease in the net loss to be realized in 2000 and the expectation of continuing increases in income, it is probable that future taxable income will be sufficient to realize the Company's entire existing deferred tax asset of approximately $200,000.

8.   COMMITMENTS AND CONTINGENCIES

The Company leases its office in Santa Ana, California on a month-to-month basis at a monthly rental of $1,312. The Company renewed its rental agreement for two years beginning November 1999, which included monthly rental increase to $3,073. Rent expense for the years ended December 31, 1999 and 1998 was $19,860 and $14,430, respectively. For year 2000, 2001, and 2002 the Company is obligated for a capital equipment lease in the amount of $55,232, $55,232, and $27,601.

9.   MAJOR CUSTOMERS

Three customers accounted for approximately 66% of revenues for the year ended December 31, 1999 and two customers accounted for approximately 44% of revenues for the year ended December 31, 1998.

                              FINANCIAL STATEMENTS,
                                  AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                            ADVATEX ASSOCIATES, INC.
                           December 31, 1999 and 1998

                          INDEX TO FINANCIAL STATEMENTS


                                                                        Page(s)
                                                                        -------

Independent Auditors' Report                                             F - 2

Consolidated Financial Statements:

     Balance Sheets - December 31, 1999 and 1998                         F - 3

     Statements of Operations - Years Ended December 31, 1999,
       1998 and 1997                                                     F - 4

     Statements of Changes in Shareholders' Equity - Years Ended
       December 31, 1999, 1998 and 1997                                  F - 5

     Statements of Cash Flows - Years Ended December 31, 1999,
       1998 and 1997                                                     F - 6

Notes to Consolidated Financial Statements                               F - 7


                          INDEPENDENT AUDITORS' REPORT




The Board of Directors and Shareholders
Advatex Associates, Inc.



We have audited the consolidated balance sheets of Advatex Associates, Inc. and subsidiary as of December 31, 1999 and 1998 and the consolidated statements of operations, shareholders' equity and cash flows for the three years ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Advatex Associates, Inc. and subsidiary as of December 31, 1999 and 1998 and the results of their operations and their cash flows for the three years ended December 31, 1999 in conformity with generally accepted accounting principles.



LAZAR LEVINE & FELIX LLP

New York, New York
March 27, 2000

                            ADVATEX ASSOCIATES, INC.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                   - ASSETS -


                                                                     1999              1998
                                                                 ------------       -----------
CURRENT ASSETS:
    Cash                                                          $   859,451       $   883,581
    Accounts receivable - affiliate (Note 4)                          161,019           181,019
    Prepaid expenses and other current assets                           9,983            12,991
                                                                  -----------       -----------
TOTAL CURRENT ASSETS                                                1,030,453         1,077,591

PROPERTY AND EQUIPMENT, NET (Notes 2f and 3)                            7,018            27,177
                                                                  -----------       -----------
                                                                  $ 1,037,471       $ 1,104,768
                                                                  ===========       ===========

                    - LIABILITIES AND SHAREHOLDERS' EQUITY -

CURRENT LIABILITIES:
    Accounts payable and accrued expenses                         $    40,000       $    39,996
    Accrued stock compensation (Note 7)                                  --             164,634
    Income taxes payable (Notes 2d and 5)                                --               6,287
                                                                  -----------       -----------
TOTAL CURRENT LIABILITIES                                              40,000           210,917
                                                                  -----------       -----------
LONG-TERM LIABILITIES:
    Note payable - automobile                                           7,102            13,102
                                                                  -----------       -----------
COMMITMENTS AND CONTINGENCIES (Note 8)

SHAREHOLDERS' EQUITY (Note 7):
    Common stock, $.01 par value, authorized
      20,000,000 shares; 5,403,250 shares issued                       54,032            54,032
    Additional paid-in capital                                      6,885,119         6,885,119
    Accumulated deficit                                            (5,866,012)       (5,975,632)
    Treasury stock, at cost - 6,226 shares                            (82,770)          (82,770)
                                                                  -----------       -----------
                                                                      990,369           880,749
                                                                  -----------       -----------
                                                                  $ 1,037,471       $ 1,104,768
                                                                  ===========       ===========





          See accompanying notes to consolidated financial statements.

                            ADVATEX ASSOCIATES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                   1999              998              1997
                                               -----------       -----------       -----------
REVENUES:
    Real estate management fees (Note 4)       $      --         $      --         $    24,000
                                               -----------       -----------       -----------
COSTS AND EXPENSES:
    General and administrative expenses             86,952           113,756           274,256
                                               -----------       -----------       -----------
LOSS FROM OPERATIONS                               (86,952)         (113,756)         (250,256)
                                               -----------       -----------       -----------
OTHER INCOME (EXPENSE):
    Interest and dividend income (Note 4)           40,152            37,118           114,755
    Interest expense                                  --                --             (42,301)
    Reversal of accrued compensation
      (Note 7)                                     164,634              --                --
    Loss on disposal of fixed assets                (8,214)             --                --
    Gain on sale of investments (Notes 4
      and 6c)                                         --                --             865,997
                                               -----------       -----------       -----------
                                                   196,572            37,118           938,451
                                               -----------       -----------       -----------
INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES                                     109,620           (76,638)          688,195
    Provision for income taxes (Notes 2d
      and 5)                                          --                --              12,000
                                               -----------       -----------       -----------
NET INCOME (LOSS)                              $   109,620       $   (76,638)      $   676,195
                                               ===========       ===========       ===========
BASIC/DILUTED EARNINGS (LOSS) PER SHARE
  (Note 2e)                                    $       .02            $.(01)       $      (.13)
                                               ===========       ===========       ===========
WEIGHTED AVERAGE NUMBER OF COMMON AND
  COMMON SHARE EQUIVALENTS OUTSTANDING           5,397,024         5,397,024         5,397,024
                                               ===========       ===========       ===========





          See accompanying notes to consolidated financial statements.

                            ADVATEX ASSOCIATES, INC.
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                   Additional                                              Total
                                     Common          Paid-in        Accumulated        Treasury        Shareholders'
                                     Stock           Capital          Deficit            Stock             Equity
                                  -----------      -----------      -----------       -----------       -----------
Balance at January 1, 1997        $    54,032      $ 6,885,119      $(6,575,189)      $   (82,770)      $   281,192

Net income                               --               --            676,195              --             676,195
                                  -----------      -----------      -----------       -----------       -----------

Balance at December 31, 1997           54,032        6,885,119       (5,898,994)          (82,770)          957,387

Net loss                                 --               --            (76,638)             --             (76,638)
                                  -----------      -----------      -----------       -----------       -----------

Balance at December 31, 1998           54,032        6,885,119       (5,975,632)          (82,770)          880,749

Net income                               --               --            109,620              --             109,620
                                  -----------      -----------      -----------       -----------       -----------

BALANCE AT DECEMBER 31, 1999      $    54,032      $ 6,885,119      $(5,866,012)      $   (82,770)      $   990,369
                                  ===========      ===========      ===========       ===========       ===========





          See accompanying notes to consolidated financial statements.

                            ADVATEX ASSOCIATES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



                                                           1999              1998              1997
                                                        -----------       -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                   $   109,620       $   (76,638)      $   676,195
    Adjustments to reconcile net income
      (loss) to net cash (used in)
       operating activities:
      Depreciation and amortization                          11,945             8,000             9,000
      Accrued compensation                                 (164,634)             --                --
      Loss on disposal of fixed assets                        8,214              --                --
      Gain on sale of investments                              --                --            (865,997)
    Increase (decrease) in cash due to changes in:
      Accounts receivable - affiliate                        20,000              --            (149,001)
      Prepaid expenses                                        3,008            36,239           (19,230)
      Accounts payable, accrued expenses
          and income taxes                                   (6,283)          (41,824)          (72,619)
                                                        -----------       -----------       -----------
        Net cash (used in) operating activities             (18,130)          (74,223)         (421,652)
                                                        -----------       -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Decrease in notes receivable - affiliate                   --             146,500              --
    Decrease in notes receivable                               --                --              12,500
    Proceeds from sale of investments                          --                --           2,251,056
    Notes repaid to affiliate                                  --                --            (500,000)
                                                        -----------       -----------       -----------
        Net cash provided by investing activities              --             146,500         1,763,556
                                                        -----------       -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Notes payable - affiliate                                  --                --            (600,000)
    Notes payable - auto                                     (6,000)           (4,500)           (8,672)
                                                        -----------       -----------       -----------
        Net cash (used in) financing activities              (6,000)           (4,500)         (608,672)
                                                        -----------       -----------       -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS            (24,130)           67,777           733,232
    Cash and cash equivalents at beginning of year          883,581           815,804            82,572
                                                        -----------       -----------       -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                $   859,451       $   883,581       $   815,804
                                                        ===========       ===========       ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    (i) Cash paid during the year for:
        Taxes                                           $     6,680       $     5,713       $      --
        Interest                                              1,544             3,544            90,301




          See accompanying notes to consolidated financial statements.

                            ADVATEX ASSOCIATES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       THREE YEARS ENDED DECEMBER 31, 1999

NOTE 1 -  NATURE OF BUSINESS AND BASIS OF PRESENTATION:

          Through 1992, Advatex Associates, Inc. ("the Company") provided asbestos removal and other related abatement services. Such services were provided primarily to commercial office buildings in the New York metropolitan area. During 1993, management discontinued field operations related to asbestos removal and sought new business opportunities. In September 1994, the Company purchased a 40% interest in a company that owned and operated a commercial real estate property (see Notes 4 and 6c) regarding sale of this investment). The Company has been inactive since July 31, 1997 and is assessing various business opportunities.

          The Company has experienced substantial operating losses over the past several years and has sought to minimize general and administrative expenses. During 1997, the Company sold certain of its investments (see Notes 4 and 6c), repaid all affiliated loans in 1997 and believes that, as of December 31, 1999, it has enough cash to support its financing requirements for at least the next 12 months. There can be no assurance that the Company will be able to attain profitable operations.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     (a)  Principles of Consolidation:

          The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Alorex Corp. All significant intercompany accounts and transactions have been eliminated in consolidation.

     (b)  Use of Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c)  Financial Instruments:

          Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosures of the fair value of certain financial instruments. The carrying amounts of receivables, accounts payable and accrued expenses approximate fair value due to the short-term maturity of such instruments.

                            ADVATEX ASSOCIATES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       THREE YEARS ENDED DECEMBER 31, 1999

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

     (d)  Income Taxes:

          The Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. (See also Note 5).

     (e)  Earnings (Loss) Per Share:

          The Company has adopted SFAS 128 "Earnings Per Share" (ASFAS 128), which has changed the method of calculating earnings (loss) per share. SFAS 128 requires the presentation of "basic" and "diluted" earnings per share on the face of the income statement. Prior period loss per share data has been restated in accordance with Statement 128. The income (loss) per common share is computed by dividing net income
          (loss) by the weighted average number of common shares and common equivalent shares outstanding during each period.

     (f)  Property and Equipment:

          Property and equipment are recorded at cost. For financial reporting purposes, automotive vehicles are being depreciated using the straight-line method over the estimated useful lives of the assets. For income tax purposes, accelerated methods are used.

     (g)  Stock Option Plan:

          Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board
          (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 has been applied. The Company did not grant any stock options in 1997, 1998 or 1999, thus the adoption of SFAS No. 123 had no impact on the Company's consolidated financial position, results of operations or liquidity for those years.

     (h)  Statements of Cash Flows:

          For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

                            ADVATEX ASSOCIATES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       THREE YEARS ENDED DECEMBER 31, 1999

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

     (i)  Comprehensive Income:

          SFAS 130 "Reporting Comprehensive Income" is effective for years beginning after December 15, 1997. This statement prescribes standards for reporting other comprehensive income and its components. Since the Company currently does not have any items of other comprehensive income, a statement of comprehensive income is not yet required.

NOTE 3 - PROPERTY AND EQUIPMENT, NET:

          Property and equipment at December 31, 1999 and 1998 consist of the following:


                                                  1999         1998
                                                -------       -------
          Automotive vehicles                   $35,090       $55,177
          Less: accumulated depreciation         28,072        28,000
                                                -------       -------
                                                $ 7,018       $27,177
                                                =======       =======


NOTE 4 - INVESTMENTS:

          On September 9, 1994, the Company purchased 40% (1,200 shares) of the outstanding common stock of ATC Real Estate and Development Corporation ("ATC") through the Company's wholly-owned subsidiary, Advatex Real Estate Corporation, which was formed in the State of Delaware on August 18, 1994. The purchase price of $1,290,000 was paid from cash and cash equivalents held by the Company, of which $107,500 was paid in January 1995. ATC owns a 100% interest in a property known as Turnpike Plaza located in East Brunswick, New Jersey. ATC was formed by Advatex Real Estate Corporation and Advanced Contracting Corp., an entity in which the controlling shareholder is also the controlling shareholder of the Company. ATC purchased Turnpike Plaza on September 9, 1994 for consideration of a $2,131,000 payment in cash, a commitment to repair the parking garage attached to the property at an estimated cost of $650,000, and assumptions of various liabilities, commitments and closing costs amounting to $445,000. In December 1996, ATC entered into a mortgage loan commitment with a financial institution to borrow up to $3,750,000. The loan was secured by Turnpike Plaza.

          The Company entered into a contract with ATC to manage and operate the property. The management fee for such services was 3% of the gross annual receipts of the property. The income earned of $24,000 in 1997 for the management services provided by the Company is reflected as real estate management fees on the consolidated statements of operations.

          In July 1997, the Company received a cash dividend of $98,000 from ATC. In August 1997, ATC redeemed the 1,200 shares held by the Company for aggregate proceeds of $2,054,556. The gain recognized in this transaction was $706,997, which included the Company's equity in net income for the period from January 1, 1997 through August 1997.

          As of December 31, 1999 and 1998, the Company had a non-interest bearing balance due on demand from ATC in the aggregate of $161,019 and $181,019, respectively.

                            ADVATEX ASSOCIATES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       THREE YEARS ENDED DECEMBER 31, 1999

NOTE 5 - INCOME TAXES:

          As the Company is in a loss carry forward position, no tax benefits were recorded relative to the losses incurred in 1999 and 1998. The provision for income taxes for 1997 consists of the following:

               Current:
                  Federal - net of benefit of net operating
                    loss carry forward                            $12,000
                  State and local                                      -
                                                                  -------
                                                                  $12,000
                                                                  =======

          The tax effects of temporary differences that would give rise to deferred tax assets at December 31, 1999 and 1998 are presented below:


                                                      1999              1998
                                                    ----------       ----------
                Net operating loss carry forwards   $1,870,000       $1,850,000
                Contribution carryover                  43,180           43,180
                Depreciation                              -               1,000
                                                    ----------       ----------
                Total gross deferred tax assets      1,913,180        1,894,180
                Less valuation allowance             1,913,180        1,894,180
                                                    ----------       ----------
                Net Deferred Tax Asset              $     -          $     -
                                                    ==========       ==========


          The Company has available operating loss carry forwards for federal tax purposes of approximately $5,400,000. These losses expire in various years beginning in 2006 and may result in deferred tax assets. The Company has recognized this asset but has provided a 100% valuation allowance since there is no assurance that the Company will be able to utilize this asset in the near future. This allowance will be evaluated at the end of each year, considering both positive and negative evidence concerning the realizability of the asset, and will be adjusted accordingly.

NOTE 6 - RELATED PARTY TRANSACTIONS:

     (a) The Company's controlling shareholder owns 49% of ATC (see Note 4). Effective April 1995 the Company leased office space provided by its controlling shareholder at $500 per month through December 31, 1998. This shareholder has waived such lease payments effective January 1, 1999, since the Company's use of such space is minimal.

     (b) Legal services are provided to the Company by a firm in which a director of the Company is a member. Legal fees billed by the firm were approximately $500, $11,000 and $11,000 in 1999, 1998 and 1997,
          respectively.

          Management believes that all of the foregoing arrangements in (a) and
          (b) above are upon terms no less favorable to the Company than those which could be obtained from unrelated third parties.

                            ADVATEX ASSOCIATES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       THREE YEARS ENDED DECEMBER 31, 1999

     (c) The Company had a $37,500 investment at December 31, 1996, in IDF International, Inc. and subsidiaries ("IDF") and a $12,500 note receivable from IDF. The note was due in 1999. A member of the Company's management is a member of the Board of Directors of IDF. During 1997, payment of this note was received and the Company sold this investment recognizing a gain of $159,000.

NOTE 7 - STOCK OPTION AND INCENTIVE PLANS:

          In June 1988, shareholders approved the Company's 1987 Stock Option Plan, which provides for the granting of both qualified and non-qualified options for the purchase of 200,000 shares of common stock. No options have been granted under this plan.

          In September 1988, the Board of Directors ("the Board") adopted the 1988 Stock Incentive Plan ("1988 Plan"). The 1988 Plan provided for the issuance through September 1998 of 500,000 shares of common stock-based awards in the form of restricted common share grants and performance common share awards, as well as qualified and non-qualified options. Stock-based awards and qualified options may only be granted to employees and officers, while non-qualified options may be granted to consultants and others, as well as to employees and officers. The controlling shareholder is excluded from receiving any awards under the 1988 Plan. Vesting periods for all grants and awards, under the 1988 Plan, are determined at the discretion of the Board, except that incentive options must vest within a 10-year period from date of grant.

          At December 31, 1997, the Board had granted an aggregate of 126,500 shares of restricted stock under the 1988 stock-based awards program. The shares awarded are in the name of the employees, who have all the rights of a shareholder, subject to certain restrictions.

          At December 31, 1997, non-qualified Stock Options were granted under the 1988 Plan for the purchase of an aggregate of 359,032 shares to officers, employees and consultants of the Company. The exercise prices for such options range from $.04 to $1.75 per share. No options were granted or exercised in 1998. At December 31, 1997, 276,448 shares were exercisable and 14,468 shares were available for grant under the 1988 Plan.

          None of the above option grants were exercised and the 1988 Plan expired on September 25, 1998. During 1999, the Company reversed the compensation accrued with respect to these unexercised and expired stock options.

          During 1990, the Company adopted the 1990 Stock Option Plan for Outside Directors which provides for the issuance of non-qualified options to purchase shares of common stock to outside members of the Board. As of December 31, 1999 and 1998, 60,000 options are exercisable at an average price of $2.916 per share. The Company has reserved 100,000 shares for issuance under the plan.

          Proforma net income and earnings (loss) per share as required by SFAS 123 (see Note 2g) has not been provided since the Company's stock is not currently traded on any market.

                            ADVATEX ASSOCIATES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       THREE YEARS ENDED DECEMBER 31, 1999

NOTE 8 - COMMITMENTS AND CONTINGENCIES:

     (a) Effective June 15, 1999, the Company entered into a consulting agreement with an investment banking firm. Pursuant to this agreement, the investment banking firm agreed to assist the Company in introducing potential business opportunities, including possible acquisitions of operating businesses by the Company. This agreement expired on December 31, 1999, and is automatically renewable for three-month periods thereafter, but may be terminated by either party on 30 days' notice. As compensation for its services (in addition to reimbursable expenses), the investment banking firm will receive five percent (5%) of the fully diluted outstanding common stock of the Company following a transaction pursuant to which the Company acquires, directly or indirectly, the assets or business operation of an operating business, whether or not introduced by the firm.

          Simultaneously with the execution of this agreement, the Company, its President and the investment banking firm entered into a stock purchase agreement pursuant to which the President sold 540,325 shares of common stock to designees of the firm at a purchase price of $.185 per share or $100,000 in the aggregate. The purchase price of the shares was based on the book value of the Company at the time of this transaction. If the consulting agreement is terminated prior to consummation of an acquisition, the President is obligated to repurchase these shares at the price they were sold, unless the designees shall have transferred the shares prior thereto. As part of the purchase agreement, the Company agreed not to issue any shares of common stock or other securities without the investment banking firm's prior written consent, which consent shall not be unreasonably withheld or delayed.

     (b) The Company leases certain facilities and equipment under arrangements accounted for as operating leases. Rent expense (net of sublease income) charged to operations under such arrangements aggregated $6,000 for each of the two years in the period ended December 31, 1998. The Company is currently utilizing office space provided by an affiliate (see Note 6a) at no cost.

     (c) The Company had an employment agreement with the controlling shareholder which expired December 31, 1993. The agreement provided for a base salary of $100,000 and an annual bonus, not in excess of $500,000. The controlling shareholder elected to receive compensation in an amount less than his base salary for the years subsequent to the expiration date. This shareholder has waived the receipt of compensation since 1997. The agreement also contained post-employment non-compete provisions and provided that the Company maintain term life insurance on the controlling shareholder's life in the amount of $1,000,000 for the benefit of his designated beneficiary.

     (d) The Company is currently a party to various other legal matters arising out of the conduct of the business. In the opinion of management, based in part on advice from legal counsel, the ultimate liability resulting from these pending suits and claims (after taking into account insurance coverage applicable to the events giving rise to such pending suits and claims) will not have a material adverse effect upon the consolidated financial position of the Company but may have a material effect upon future years' consolidated results of operations.

                   UNAUDITED COMBINED FINANCIAL STATEMENTS OF
                      COLOR IMAGING, INC. AND SUBSIDIARIES
                   For the Fiscal Year Ended December 31, 1999
  and the Three and Six Month Periods That Ended on March 31 and June 30, 2000

                      COLOR IMAGING, INC. AND SUBSIDIARIES




                       CONSOLIDATING FINANCIAL STATEMENTS

                   FOR THE YEAR ENDED, DECEMBER 31, 1999, AND

          THREE AND SIX MONTH PERIODS, ENDED MARCH 31 AND JUNE 30, 2000

                                       OF

                           COLOR IMAGE, INC. ("COLOR")

                      ADVATEX ASSOCIATES, INC. ("ADVATEX")

                   LOGICAL IMAGING SOLUTIONS, INC. ("IMAGING")

--------------------------------------------------------------------------------


                                      INDEX
                                                                                             PAGE
                                                                                             ----
CONSOLIDATING BALANCE SHEETS, FISCAL YEAR ENDED DECEMBER 31, 1999                             F-2

CONSOLIDATING BALANCE SHEETS, THREE MONTH PERIOD ENDED MARCH 31, 2000                         F-3

CONSOLIDATING BALANCE SHEETS, SIX MONTH PERIOD ENDED JUNE 30, 2000                            F-4

CONSOLIDATING OPERATING STATEMENTS, FISCAL YEAR ENDED DECEMBER 31, 1999                       F-5

CONSOLIDATING OPERATING STATEMENTS, THREE MONTH PERIOD ENDED MARCH 31, 2000                   F-6

CONSOLIDATING OPERATING STATEMENTS, SIX MONTH PERIOD ENDED JUNE 30, 2000                      F-7

CONSOLIDATING OPERATING STATEMENTS, THREE MONTH PERIOD ENDED JUNE 30, 2000                    F-8

CONSOLIDATING CASH FLOWS, FISCAL YEAR ENDED DECEMBER 31, 1999                                 F-9

CONSOLIDATING CASH FLOWS, THREE MONTH PERIOD ENDED MARCH 31, 2000                             F-10

CONSOLIDATING CASH FLOWS, SIX MONTH PERIOD ENDED JUNE 30, 2000                                F-11


                               COLOR IMAGING, INC.
                          CONSOLIDATING BALANCE SHEETS
                      FOR THE YEAR ENDED DECEMBER 31, 1999



                                              COLOR           ADVATEX            IMAGING          CONSOLIDATED
                                           YEAR ENDED        YEAR ENDED         YEAR ENDED         YEAR ENDED
                                           31-Dec-99         31-Dec-99          31-Dec-99          31-Dec-99
                                            (Audited)         (Audited)         (Audited)         (Unaudited)
                                         ------------       ------------       ------------       ------------
CURRENT ASSETS
    CASH                                 $      3,187       $    859,451       $    233,874       $  1,096,512
    ACCOUNTS RECEIVABLE                     1,085,519            161,019            157,622          1,404,160
    REFUNDABLE INCOME TAXES                   163,135               --                 --              163,135
    OTHER RECEIVABLES                          21,600               --                 --               21,600
    INVENTORY                               3,561,125               --              329,227          3,890,352
    DEFERRED TAX ASSET                        160,097               --               23,200            183,297
    OTHER  ASSETS                             109,612              9,983              3,048            122,643
                                         ------------       ------------       ------------       ------------
          TOTAL CURRENT ASSETS              5,104,275          1,030,453            746,971          6,881,699

FIXED ASSETS                                     --
    FURNITURE & FIXTURES                      222,044               --               49,686            271,730
    R&D EQUIPMENT                             688,467               --                 --              688,467
    MACHINERY & EQUIPMENT                   7,654,469              7,018               --            7,661,487
    LEASEHOLD IMPROVEMENTS                    586,178               --                 --              586,178
    DEPRECIATION                           (3,744,573)              --              (23,960)        (3,768,533)
                                         ------------       ------------       ------------       ------------
          TOTAL FIXED ASSETS                5,406,585              7,018             25,726          5,439,329
OTHER ASSETS
    GOODWILL                                     --                 --                 --                 --
    PATENT/INTELLECTUAL PROPERTY                 --                 --                 --                 --
    RENT DEPOSIT                                 --                 --                3,124              3,124
    PREPAID BOND ISSUANCE                        --                 --                 --                 --
    LIFE INSURANCE-CASH VALUE                 109,562               --                 --              109,562
     DEFERRED INCOME TAX                         --                 --              232,800            232,800
    ADVANCE TO AFFILIATE (LOAN)               952,528               --                 --              952,528
    OTHER ASSETS                              732,323               --                 --              732,323
    AMORTIZATION                                 --                 --                 --                 --
                                         ------------       ------------       ------------       ------------
        TOTAL OTHER ASSETS                  1,794,413               --              235,924          2,030,337

                                         $ 12,305,273       $  1,037,471       $  1,008,621       $ 14,351,365
                                         ============       ============       ============       ============
CURRENT LIABILITIES
    ACCOUNTS PAYABLE                     $  2,450,643       $     40,000       $    238,336       $  2,728,979
    SOUTHTRUST LOANS                          829,607               --                 --              829,607
    BOND ISSUE - CURRENT                       90,000               --                 --               90,000
    OTHER CURRENT LIABILITIES                 316,803               --              105,739            422,542
    CURRENT TAXES PAYABLE                        --                 --                 --                 --
                                         ------------       ------------       ------------       ------------
        TOTAL CURRET LIABILITIES            3,687,053             40,000            344,075          4,071,128

LONG TERM LIABILITIES
    NOTES PAYABLE                                --                7,102             94,534            101,636
    SOUTHTRUST COMBINED LOANS               1,565,000               --                 --            1,565,000
    BOND ISSUE-SOUTHTRUST                   4,010,000               --                 --            4,010,000
     OTHER LONG TERM LIABILITIES                 --                 --                 --                 --
                                         ------------       ------------       ------------       ------------
        TOTAL LONG TERM LIABILITIES         5,575,000              7,102             94,534          5,676,636

          TOTAL LIABILITIES                 9,262,053             47,102            438,609          9,747,764
                                         ------------       ------------       ------------       ------------

STOCKHOLDERS' EQUITY
    COMMON STOCK                            3,050,000          6,856,381          2,179,830         12,086,211
    RETAINED EARNINGS                         557,445         (5,975,632)        (1,225,607)        (6,643,794)
    CURRENT EARNINGS                         (564,225)           109,620           (384,211)          (838,816)
                                         ------------       ------------       ------------       ------------
                                            3,043,220            990,369            570,012          4,603,601

                                         $ 12,305,273       $  1,037,471       $  1,008,621       $ 14,351,365
                                         ============       ============       ============       ============


                               COLOR IMAGING, INC.
                     UNAUDITED CONSOLIDATING BALANCE SHEETS
                 FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2000


                                            COLOR               ADVATEX            IMAGING       CONSOLIDATED
                                         PERIOD ENDED         PERIOD ENDED      PERIOD ENDED     PERIOD ENDED
                                          31-Mar-00            31-Mar-00          31-Mar-00       31-Mar-00
                                         (Unaudited)          (Unaudited)        (Unaudited)     (Unaudited)
                                         -------------      ---------------    --------------    ------------
CURRENT ASSETS
    CASH                                 $     26,394       $    850,506       $     63,035       $    939,935
    ACCOUNTS RECEIVABLE                     1,354,369            161,019            222,927          1,738,315
    REFUNDABLE INCOME TAXES                   163,135               --                 --              163,135
    OTHER RECEIVABLES                         200,000               --                 --              200,000
    INVENTORY                               5,698,329               --              403,283          6,101,612
    DEFERRED TAXES                            213,216               --               33,200            246,416
    OTHER  ASSETS                             100,314              4,983              8,351            113,648
                                         ------------       ------------       ------------       ------------
          TOTAL CURRENT ASSETS              7,755,757          1,016,508            730,796          9,503,061
FIXED ASSETS
    FURNITURE & FIXTURES                      222,044               --               69,359            291,403
    R&D EQUIPMENT                             698,138              5,018               --              703,156
    MACHINERY & EQUIPMENT                   8,097,911               --                 --            8,097,911
    LEASEHOLD IMPROVEMENTS                    655,827               --                 --              655,827
    DEPRECIATION                           (3,983,914)              --                 --           (3,983,914)
                                         ------------       ------------       ------------       ------------
          TOTAL FIXED ASSETS                5,690,006              5,018             69,359          5,764,383
OTHER ASSETS

    GOODWILL                                     --                 --                 --                 --
    PATENT/INTELLECTUAL PROPERTY                 --                 --               86,079             86,079
    RENT DEPOSIT                              120,425               --                3,123            123,548
    PREPAID BOND ISSUANCE                      86,148               --                 --               86,148
    LIFE INSURANCE-CASH VALUE                  88,617               --                 --               88,617
     DEFERRED INCOME TAX                      109,562               --              232,800            342,362
    ADVANCE TO AFFILIATE (LOAN)               974,128               --                 --              974,128
    OTHER ASSETS                              244,541               --               29,452            273,993
    AMORTIZATION                                 --                 --              (25,560)           (25,560)
                                         ------------       ------------       ------------       ------------
        TOTAL OTHER ASSETS                  1,623,421               --              325,894          1,949,315

                                         $ 15,069,184       $  1,021,526       $  1,126,049       $ 17,216,759
                                         ============       ============       ============       ============
CURRENT LIABILITIES

    ACCOUNTS PAYABLE                     $  4,304,280       $     17,380       $    197,509       $  4,519,169
    SOUTHTRUST LOANS                        1,567,763               --                 --            1,567,763
    BOND ISSUE - CURRENT                       68,400               --                 --               68,400
    OTHER CURRENT LIABILITIES                 278,494               --               57,688            336,182
    CURRENT TAXES PAYABLE                     (30,970)              --                 --              (30,970)
                                         ------------       ------------       ------------       ------------
        TOTAL CURRENT LIABILITIES           6,187,967             17,380            255,197          6,460,544

LONG TERM LIABILITIES
    NOTES PAYABLE                             252,000              7,102            102,464            361,566
    SOUTHTRUST COMBINED LOANS               1,454,190               --                 --            1,454,190
    BOND ISSUE-SOUTHTRUST                   4,010,000               --                 --            4,010,000
     OTHER LONG TERM LIABILITIES               58,496               --                 --               58,496
                                         ------------       ------------       ------------       ------------
        TOTAL LONG TERM LIABILITIES         5,774,686              7,102            102,464          5,884,252

          TOTAL LIABILITIES                11,962,653             24,482            357,661         12,344,796
                                         ------------       ------------       ------------       ------------

STOCKHOLDERS' EQUITY
    COMMON STOCK                            3,050,000          6,863,056          2,393,076         12,306,132
    RETAINED EARNINGS                          (6,780)        (5,866,012)        (1,609,818)        (7,482,610)
    CURRENT EARNINGS                           63,311               --              (14,870)            48,441
                                         ------------       ------------       ------------       ------------
                                            3,106,531            997,044            768,388          4,871,963

                                         $ 15,069,184       $  1,021,526       $  1,126,049       $ 17,216,759
                                         ============       ============       ============       ============


                               COLOR IMAGING, INC.
                     UNAUDITED CONSOLIDATING BALANCE SHEETS
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2000

                                            COLOR              ADVATEX             IMAGING         CONSOLIDATED
                                         PERIOD ENDED        PERIOD ENDED        PERIOD ENDED       PERIOD ENDED
                                          30-Jun-00           30-Jun-00           30-Jun-00          30-Jun-00
                                         (Unaudited)         (Unaudited)         (Unaudited)        (Unaudited)
                                         ------------       ------------       ------------       ------------
CURRENT ASSETS
    CASH                                 $       --         $       --         $    864,284       $    864,284
    ACCOUNTS RECEIVABLE                     3,304,038            950,000            115,138          3,419,176
    REFUNDABLE INCOME TAXES                   163,135               --                 --              163,135
    OTHER RECEIVABLES                         260,000               --                 --              260,000
    INVENTORY                               5,535,204               --              413,107          5,948,311
    DEFERRED TAXES                            213,216               --               64,200            277,416
    OTHER  ASSETS                             118,229               --                8,490            126,719
                                         ------------       ------------       ------------       ------------
          TOTAL CURRENT ASSETS              9,593,822            950,000          1,465,219         11,059,041

FIXED ASSETS
    FURNITURE & FIXTURES                      222,044               --               45,724            267,768
    R&D EQUIPMENT                             701,993               --                 --              701,993
    MACHINERY & EQUIPMENT                   8,264,913               --               33,803          8,298,716
    LEASEHOLD IMPROVEMENTS                    713,132               --                 --              713,132
    DEPRECIATION                           (3,854,066)              --              (27,350)        (3,881,416)
                                         ------------       ------------       ------------       ------------
          TOTAL FIXED ASSETS                6,048,016               --               52,177          6,100,193
OTHER ASSETS
    GOODWILL                                     --                 --                 --                 --
    PATENT/INTELLECTUAL PROPERTY              241,850               --              172,258            414,108
    RENT DEPOSIT                               86,148               --                3,123             89,271
    PREPAID BOND ISSUANCE                      85,072               --                 --               85,072
    LIFE INSURANCE-CASH VALUE                 120,704               --                 --              120,704
    DEFERRED INCOME TAX                                             --              232,800            232,800
    ADVANCE TO AFFILIATE (LOAN)               952,528               --                 --              952,528
    OTHER ASSETS                              456,437               --              129,523            393,092
    AMORTIZATION                                 --                 --                 --                 --
                                         ------------       ------------       ------------       ------------
        TOTAL OTHER ASSETS                  1,942,739               --              537,704          2,287,575

                                         $ 17,584,577       $    950,000       $  2,055,100       $ 19,446,809
                                         ============       ============       ============       ============
CURRENT LIABILITIES

    ACCOUNTS PAYABLE                     $  5,894,736       $       --         $    156,340       $  6,051,076
    SOUTHTRUST LOANS                        2,043,135               --                 --            2,043,135
    BOND ISSUE - CURRENT                       90,000               --                 --               90,000
    OTHER CURRENT LIABILITIES                 584,826               --               92,931            677,757
    CURRENT TAXES PAYABLE                     135,156               --                8,970            144,126
                                         ------------       ------------       ------------       ------------
        TOTAL CURRET LIABILITIES            8,747,853               --              258,241          9,006,094

LONG TERM LIABILITIES
    NOTES PAYABLE                                --                 --                 --
    SOUTHTRUST COMBINED LOANS               1,565,000               --            1,565,000
    BOND ISSUE-SOUTHTRUST                   4,010,000               --            4,010,000
     OTHER LONG TERM LIABILITIES               37,685            192,868          1,035,369            123,054
                                         ------------       ------------       ------------       ------------
        TOTAL LONG TERM LIABILITIES         5,612,685            192,868          1,035,369          5,698,054

          TOTAL LIABILITIES                14,360,538            192,868          1,293,610         14,704,148
                                         ------------       ------------       ------------       ------------
STOCKHOLDERS' EQUITY
    COMMON STOCK                            3,050,000          6,663,513          2,433,430         12,146,943
    RETAINED EARNINGS                          (6,780)        (5,866,012)        (1,609,818)        (7,482,610)
    CURRENT EARNINGS                          180,819            (40,369)           (62,122)            78,328
                                         ------------       ------------       ------------       ------------
                                            3,224,039            757,132            761,490          4,742,661

                                         $ 17,584,577       $    950,000       $  2,055,100       $ 19,446,809
                                         ============       ============       ============       ============


                               COLOR IMAGING, INC.
                       CONSOLIDATING OPERATING STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                      COLOR            ADVATEX            IMAGING          CONSOLIDATED
                                                   YEAR ENDED       PERIOD ENDED         YEAR ENDED         YEAR ENDED
                                                    31-Dec-99        31-Dec-99           31-Dec-99          31-Dec-99
                                                    (Audited)         (Audited)          (Audited)         (Unaudited)
                                                  ------------       ------------       ------------       ------------
 SALES                                            $ 10,623,921       $       --         $    567,199       $ 11,191,120

 C0ST OF SALES                                       7,647,710               --              372,528          8,020,238
                                                  ------------       ------------       ------------       ------------

       GROSS PROFIT                                  2,976,211               --              194,671          3,170,882
                                                  ------------       ------------       ------------       ------------

 OPERATING EXPENSES
     ADMINISTRATIVE                                  1,136,794             86,952            413,990          1,637,736
     RESEARCH & DEVELOPMENT                            919,562               --              414,674          1,334,236
     SALES & MARKETING                               1,017,489               --                 --            1,017,489
                                                  ------------       ------------       ------------       ------------
                                                     3,073,845             86,952            828,664          3,989,461

      OPERATING PROFIT                                 (97,634)           (86,952)          (633,993)          (818,579)
                                                  ------------       ------------       ------------       ------------

 OTHER INCOME
     MISCELLANEOUS                                      29,157            164,634               --              193,791
     DISPOSAL OF ASSETS                                   --                 --                 --                 --
     INTEREST INCOME                                      --               40,152             10,494             50,646
     RENT INCOME                                          --                 --                 --                 --
                                                  ------------       ------------       ------------       ------------
                                                        29,157            204,786             10,494            244,437
 OTHER EXPENSES
     BOND ISSUE                                           --                 --                 --                 --
     INTEREST                                          256,598               --               16,712            273,310
     DISPOSAL OF ASSETS                                124,108              8,214               --              132,322
     MOVING                                            254,842               --                 --              254,842
                                                  ------------       ------------       ------------       ------------
                                                       635,548              8,214             16,712            660,474

       INCOME BEFORE TAXES                            (704,025)           109,620           (640,211)        (1,234,616)
                                                  ------------       ------------       ------------       ------------

 PROVISION (BENEFIT) FOR TAX                          (139,800)              --             (256,000)          (395,800)
                                                  ------------       ------------       ------------       ------------

 NET PROFIT/(LOSS)                                $   (564,225)      $    109,620       $   (384,211)      $   (838,816)
                                                  ============       ============       ============       ============

 PRIOR PERIOD RETAINED EARNINGS                        557,445         (5,975,632)        (1,225,607)        (6,643,794)
                                                  ------------       ------------       ------------       ------------

 CURRENT PERIOD RETAINED EARNINGS                 $     (6,780)      $ (5,866,012)      $ (1,609,818)      $ (7,482,610)
                                                  ============       ============       ============       ============

 Pro Forma, 7,000,000 common shares issued,
   $.01 par value, on June 29, 2000                       --                 --                 --            7,000,000



Loss per common share issued and outstanding              --                 --                 --         $      (0.12)
                                                                                                           ============


                               COLOR IMAGING, INC.
                  UNAUDITED CONSOLIDATING OPERATING STATEMENTS
                 FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2000


                                                   COLOR           ADVATEX           IMAGING          CONSOLIDATED
                                               PERIOD ENDED      PERIOD ENDED      PERIOD ENDED       PERIOD ENDED
                                                 31-Mar-00         31-Mar-00         31-Mar-00         31-Mar-00
                                                (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
                                                -----------       -----------       -----------       -----------
 SALES                                          $ 3,453,343       $      --         $   275,029       $ 3,728,372
 COST OF SALES                                    2,676,412              --             172,658         2,849,070
                                                -----------       -----------       -----------       -----------
       GROSS PROFIT                                 776,931              --             102,371           879,302
                                                -----------       -----------       -----------       -----------

 OPERATING EXPENSES
     ADMINISTRATIVE                                 235,915             7,500            37,463           280,878
     RESEARCH & DEVELOPMENT                         121,390              --              48,231           169,621
     SALES & MARKETING                              218,724              --              37,463           256,187
                                                -----------       -----------       -----------       -----------
                                                    576,029             7,500           123,157           706,686

      OPERATING PROFIT                              200,902            (7,500)          (20,786)          172,616
                                                -----------       -----------       -----------       -----------

 OTHER INCOME
     MISCELLANEOUS                                  212,635              --                --             212,635
     DISPOSAL OF ASSETS                                --                --                --                --
     INTEREST INCOME                                  1,678             7,500               445             9,623
     RENT INCOME                                      3,379              --                --               3,379
                                                -----------       -----------       -----------       -----------
                                                    217,692             7,500               445           225,637
 OTHER EXPENSE
     BOND ISSUE                                      16,745              --                --              16,745
     INTEREST                                        95,126              --               4,529            99,655
     DISPOSAL OF ASSETS                                --                --                --                --
     MOVING                                         208,412              --                --             208,412
                                                -----------       -----------       -----------       -----------
                                                    320,283              --               4,529           324,812

       INCOME BEFORE TAXES                           98,311              --             (24,870)           73,441
                                                -----------       -----------       -----------       -----------

 PROVISION (BENEFIT) FOR TAX                         35,000              --             (10,000)           25,000
                                                -----------       -----------       -----------       -----------


 NET PROFIT/(LOSS)                              $    63,311       $      --         $   (14,870)      $    48,441
                                                ===========       ===========       ===========       ===========

 PRIOR PERIOD RETAINED EARNINGS                      (6,780)       (5,866,012)       (1,609,817)       (7,482,609)
                                                -----------       -----------       -----------       -----------

 CURRENT PERIOD RETAINED EARNINGS               $    56,531       $(5,866,012)      $(1,624,687)      $(7,434,168)
                                                ===========       ===========       ===========       ===========


Pro Forma, 7,000,000 common shares issued,
  $.01 par value, on June 29, 2000                     --                --                --           7,000,000

Earnings per common share                              --                --                --         $      0.01
                                                                                                      ===========

                               COLOR IMAGING, INC.
                  UNAUDITED CONSOLIDATING OPERATING STATEMENTS
                   FOR THE SIX MONTH PERIOD ENDED JUNE 30 2000


                                                    COLOR           ADVATEX           IMAGING          CONSOLIDATED
                                                PERIOD ENDED      PERIOD ENDED      PERIOD ENDED       PERIOD ENDED
                                                  30-Jun-00         30-Jun-00         30-Jun-00         30-Jun-00
                                                 (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
                                                 -----------       -----------       -----------       -----------
 SALES                                           $ 9,096,303       $      --         $   440,053       $ 9,536,356

 C0ST OF SALES                                     7,617,187              --             269,564         7,886,751
                                                 -----------       -----------       -----------       -----------

       GROSS PROFIT                                1,479,116              --             170,489         1,649,605
                                                 -----------       -----------       -----------       -----------

 OPERATING EXPENSES
     ADMINISTRATIVE                                  513,333            75,000           150,410           738,743
     RESEARCH & DEVELOPMENT                          239,279              --             114,641           353,920
     SALES & MARKETING                               410,551              --                --             410,551
                                                 -----------       -----------       -----------       -----------

                                                   1,163,163            75,000           265,051         1,503,214

      OPERATING PROFIT                               315,953           (75,000)          (94,562)          146,391
                                                 -----------       -----------       -----------       -----------

 OTHER INCOME
     MISCELLANEOUS                                   226,814              --                --             226,814
     DISPOSAL OF ASSETS                              227,481              --                --             227,481
     INTEREST INCOME                                   3,366            34,631               806            38,803
     RENT INCOME                                       6,758              --                --               6,758
                                                 -----------       -----------       -----------       -----------

                                                     464,419            34,631               806           499,856
 OTHER EXPENSE
     BOND ISSUE                                       47,890              --                --              47,890
     INTEREST                                        200,021              --               9,366           209,387
     DISPOSAL OF ASSETS                                 --                --                --                --
     MOVING                                          232,642              --                --             232,642
                                                 -----------       -----------       -----------       -----------
                                                     480,553              --               9,366           489,919

       INCOME BEFORE TAXES                           299,819           (40,369)         (103,122)          156,328
                                                 -----------       -----------       -----------       -----------

 PROVISION (BENEFIT) FOR TAX                         119,000              --             (41,000)           78,000
                                                 -----------       -----------       -----------       -----------

 NET PROFIT/(LOSS)                               $   180,819       $   (40,369)      $   (62,122)      $    78,328
                                                 ===========       ===========       ===========       ===========

 PRIOR PERIOD RETAINED EARNINGS                       (6,780)       (5,866,012)       (1,609,817)       (7,482,609)
                                                 -----------       -----------       -----------       -----------

 CURRENT PERIOD RETAINED EARNINGS                $   174,039       $(5,906,381)      $(1,671,939)      $(7,404,281)
                                                 ===========       ===========       ===========       ===========

 Pro Forma, 7,000,000 common shares issued,
   $.01 par value, on June 29, 2000                     --                --                --           7,000,000

Earnings per common share                               --                --                --         $      0.01
                                                                                                       ===========


                               COLOR IMAGING, INC.
                  UNAUDITED CONSOLIDATING OPERATING STATEMENTS
                 FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2000


                                                   COLOR            ADVATEX          IMAGING          CONSOLIDATED
                                                PERIOD ENDED      PERIOD ENDED     PERIOD ENDED       PERIOD ENDED
                                                  30-Jun-00        30-Jun-00         30-Jun-00          30-Jun-00
                                                 (Unaudited)      (Unaudited)       (Unaudited)        (Unaudited)
                                                 -----------      -----------       -----------       -----------
 SALES                                           $ 5,642,960      $      --         $   165,024       $ 5,807,984

 C0ST OF SALES                                     4,940,775             --              96,906         5,037,681
                                                 -----------      -----------       -----------       -----------

       GROSS PROFIT                                  702,185             --              68,118           770,303
                                                 -----------      -----------       -----------       -----------

 OPERATING EXPENSES
     ADMINISTRATIVE                                  277,418           75,000            75,484           427,902
     RESEARCH & DEVELOPMENT                          117,889             --              66,410           184,299
     SALES & MARKETING                               191,827             --                --             191,827
                                                 -----------      -----------       -----------       -----------
                                                     587,134           75,000           141,894           804,028

      OPERATING PROFIT                               115,051          (75,000)          (73,776)          (33,725)
                                                 -----------      -----------       -----------       -----------

 OTHER INCOME
     MISCELLANEOUS                                    14,179             --                --              14,179
     DISPOSAL OF ASSETS                              227,481             --                --             227,481

     INTEREST INCOME                                   1,688           34,631               361            36,680
     RENT INCOME                                       3,379             --                --               3,379
                                                 -----------      -----------       -----------       -----------

                                                     246,727           34,631               361           281,719
 OTHER EXPENSE
     BOND ISSUE                                       31,145             --                --              31,145
     INTEREST                                        104,895             --               4,837           109,732
     DISPOSAL OF ASSETS                                 --               --                --                --
     MOVING                                           24,230             --                --              24,230
                                                 -----------      -----------       -----------       -----------
                                                     160,270             --               4,837           165,107

       INCOME BEFORE TAXES                           201,508          (40,369)          (78,252)           82,887
                                                 -----------      -----------       -----------       -----------

 PROVISION (BENEFIT) FOR TAX                          84,000             --             (31,000)           53,000
                                                 -----------      -----------       -----------       -----------

 NET PROFIT/(LOSS)                               $   117,508      $   (40,369)      $   (47,252)      $    29,887
                                                 ===========      ===========       ===========       ===========

 PRIOR PERIOD RETAINED EARNINGS                       56,531       (5,866,012)       (1,624,687)       (7,434,168)
                                                 -----------      -----------       -----------       -----------

 CURRENT PERIOD RETAINED EARNINGS                $   174,039      $(5,906,381)      $(1,671,939)      $(7,404,281)
                                                 ===========      ===========       ===========       ===========

 Pro Forma, 7,000,000 common shares issued,
   $.01 par value, on June 29, 2000                     --               --                --           7,000,000

Earnings per common share                               --               --                --         $      0.00
                                                                                                      ===========

                               COLOR IMAGING, INC.
                      CONSOLIDATING STATEMENT OF CASH FLOWS
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999


                                                         COLOR           ADVATEX           IMAGING         CONSOLIDATED
                                                       YEAR ENDED       YEAR ENDED        YEAR ENDED        YEAR ENDED
                                                       31-Dec-99        31-Dec-99         31-Dec-99          31-Dec-99
                                                       (Audited)         (Audited)         (Audited)        (Unaudited)
                                                      -----------       -----------       -----------       -----------
Cash flows from operating activities:
  Net income (loss)                                   $  (564,225)      $   109,620       $  (384,211)      $  (838,816)
  Adjustments to reconcile net income (loss)
    to net cash provided by operating
    activities:
      Depreciation and amortization                       939,473            11,945             6,671           958,089
      Loss on disposal of fixed assets                    124,108             8,214              --             132,322
      Decrease (increase) in:
        Accounts and other receivables                 (1,735,474)           20,000          (101,918)       (1,817,392)
        Inventories                                      (661,321)             --            (152,801)         (814,122)
        Prepaid expenses                                 (102,136)            3,008            (2,548)         (101,676)
        Deferred income taxes                             (27,955)             --            (256,000)         (283,955)
        Cash surrender value of life insurance            (25,693)             --                --             (25,693)
        Deposits                                         (110,340)             --              (1,823)         (112,163)

      Increase (decrease) in:                                --
        Accounts payable and accrued liabilities        1,744,110          (164,634)           72,689         1,652,165
        Cash overdraft                                       --                --                --                --
        Deferred revenue                                     --                --              48,050            48,050

        Income taxes payable                                 --              (6,283)             --              (6,283)
        Deferred income taxes                              21,855              --                --              21,855
                                                      -----------       -----------       -----------       -----------

              Net cash provided by (used in)
                  operating activities                   (397,598)          (18,130)         (771,891)       (1,187,619)
                                                      -----------       -----------       -----------       -----------

Cash flows from investing activities:
  Capital expenditures                                 (3,522,364)             --              (6,951)       (3,529,315)
    Patent, net                                              --                --                --                --
                                                      -----------       -----------       -----------       -----------

              Net cash provided by (used in)
                  investing activities                 (3,522,364)             --              (6,951)       (3,529,315)
                                                      -----------       -----------       -----------       -----------

Cash flows from financing activities:
  Net borrowings (payments) under line of credit          315,025              --                --             315,025
  Proceeds from issuance of long-term debt              1,842,000              --              86,334         1,928,334
  Proceeds from issuance of bonds                       4,100,000              --                --           4,100,000
  Proceeds from sale of stock                                --                --           1,197,500         1,197,500
  Advances from related parties, net                         --                --            (283,980)         (283,980)
  Principal payments of long-term debt                 (2,335,932)           (6,000)             --          (2,341,932)
                                                      -----------       -----------       -----------       -----------
              Net cash provided by (used in)
                  financing activities                  3,921,093            (6,000)          999,854         4,920,947
                                                      -----------       -----------       -----------       -----------


              Net increase (decrease) in cash               1,131           (24,130)          221,012           198,013

Cash at beginning of year                                   2,056           883,581            12,862           898,499
                                                      -----------       -----------       -----------       -----------

Cash at end of year                                   $     3,187       $   859,451       $   233,874       $ 1,096,512
                                                      ===========       ===========       ===========       ===========

                               COLOR IMAGING, INC.
                 UNAUDITED CONSOLIDATING STATEMENT OF CASH FLOWS
                 FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2000


                                                          COLOR            ADVATEX          IMAGING         CONSOLIDATED
                                                       PERIOD ENDED      PERIOD ENDED     PERIOD ENDED      PERIOD ENDED
                                                        31-Mar-00         31-Mar-00         31-Mar-00         31-Mar-00
                                                       (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
                                                       -----------       -----------       -----------       -----------
Cash flows from operating activities:
  Net income (loss)                                    $    63,311       $      --         $   (14,870)      $    48,441
  Adjustments to reconcile net income (loss)
    to net cash provided by operating activities:
      Depreciation and amortization                        239,341              --               1,600           240,941
      Loss on disposal of fixed assets                        --                --                --                --

      Decrease (increase) in:                                 --
        Accounts and other receivables                    (447,250)             --             (65,305)         (512,555)
        Inventories                                     (2,137,204)             --             (74,056)       (2,211,260)
        Prepaid expenses                                   150,047              --              (5,303)          144,744
        Deferred income taxes                              (53,119)             --             (10,000)          (63,119)
        Cash surrender value of life insurance              20,945              --                --              20,945
        Deposits                                             9,298            (5,000)          (29,452)          (25,154)

      Increase (decrease) in:
        Accounts payable and accrued liabilities         1,815,328           (14,223)          (88,878)        1,712,227
        Cash overdraft                                     716,556              --                --             716,556
        Deferred revenue                                      --                --                --                --
        Income taxes payable                               (30,970)             --                --             (30,970)
        Deferred income taxes                                 --                --                --                --
                                                       -----------       -----------       -----------       -----------

              Net cash provided by (used in)
                  operating activities                     346,283           (19,223)         (286,264)           40,796
                                                       -----------       -----------       -----------       -----------

Cash flows from investing activities:
  Capital expenditures                                    (522,762)           10,278           (19,672)         (532,156)
    Patent, net                                               --                --             (86,079)          (86,079)
                                                       -----------       -----------       -----------       -----------
              Net cash provided by (used in)
                  investing activities                    (522,762)           10,278          (105,751)         (618,235)
                                                       -----------       -----------       -----------       -----------

Cash flows from financing activities:
  Net borrowings (payments) under line of credit           199,686              --                --             199,686
  Proceeds from issuance of long-term debt                    --                --               7,930             7,930
  Proceeds from issuance of bonds                             --                --                --                --
  Proceeds from sale of stock                                 --                --             213,246           213,246
  Advances from related parties, net                          --                --                --                --
  Principal payments of long-term debt                        --                --                --                --
                                                       -----------       -----------       -----------       -----------
              Net cash provided by (used in)
                  financing activities                     199,686              --             221,176           420,862
                                                       -----------       -----------       -----------       -----------

              Net increase (decrease) in cash               23,207            (8,945)         (170,839)         (156,577)

Cash at beginning of period                                  3,187           859,451           233,874         1,096,512
                                                       -----------       -----------       -----------       -----------

Cash at end of period                                  $    26,394       $   850,506       $    63,035       $   939,935
                                                       ===========       ===========       ===========       ===========


                               COLOR IMAGING, INC.
                 UNAUDITED CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2000

                                                         COLOR            ADVATEX           IMAGING         CONSOLIDATED
                                                      PERIOD ENDED      PERIOD ENDED      PERIOD ENDED      PERIOD ENDED
                                                        30-Jun-00         30-Jun-00         30-Jun-00         30-Jun-00
                                                       (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
                                                       -----------       -----------       -----------       -----------
Cash flows from operating activities:
  Net income (loss)                                    $   180,819       $   (40,369)      $   (62,122)      $    78,328
  Adjustments to reconcile net income (loss)
    to net cash provided by operating activities:
      Depreciation and amortization                        460,684             5,973             3,390           470,047
      Loss on disposal of fixed assets                        --                --                --                --

      Decrease (increase) in:                                 --
        Accounts and other receivables                  (2,323,376)          171,002            42,484        (2,109,890)
        Inventories                                     (1,974,079)             --             (83,880)       (2,057,959)
        Prepaid expenses                                    12,983              --              (5,442)            7,541
        Deferred income taxes                                 --                --             (41,000)          (41,000)
        Cash surrender value of life insurance             (11,142)             --                --             (11,142)
        Deposits                                           (65,910)             --                --             (65,910)

      Increase (decrease) in:                                 --
        Accounts payable and accrued liabilities         3,550,115           (53,159)          (85,834)        3,411,122
        Cash overdraft                                        --                --                --                --
        Deferred revenue                                      --                --                --                --

        Income taxes payable                               135,156              --                --             135,156
        Deferred income taxes                                 --                --                --                --
                                                       -----------       -----------       -----------       -----------

                                                          (215,569)          123,816          (170,282)         (262,035)
              Net cash provided by (used in)
                  operating activities                     (34,750)           83,447          (232,404)         (183,707)
                                                       -----------       -----------       -----------       -----------

Cash flows from investing activities:
  Capital expenditures                                  (1,102,115)             --            (159,363)       (1,261,478)
    Patent, net                                           (241,850)             --            (172,258)         (414,108)
                                                       -----------       -----------       -----------       -----------
              Net cash provided by (used in)
                  investing activities                  (1,343,965)             --            (331,621)       (1,675,586)
                                                       -----------       -----------       -----------       -----------

Cash flows from financing activities:
  Net borrowings (payments) under line of credit         1,482,000              --                --           1,482,000
  Proceeds from issuance of long-term debt                    --                --                --                --
  Proceeds from issuance of bonds                         (106,472)             --                --            (106,472)
  Proceeds from sale of stock                                 --                --             253,600           253,600
  Advances from related parties, net                          --            (950,000)          950,000              --
  Principal payments of long-term debt                        --               7,102            (9,165)           (2,063)
                                                       -----------       -----------       -----------       -----------
              Net cash provided by (used in)
                  financing activities                   1,375,528          (942,898)        1,194,435         1,627,065
                                                       -----------       -----------       -----------       -----------

              Net increase (decrease) in cash               (3,187)         (859,451)          630,410          (232,228)

Cash at beginning of period                                  3,187           859,451           233,874         1,096,512
                                                       -----------       -----------       -----------       -----------

Cash at end of period                                  $      --         $      --         $   864,284       $   864,284
                                                       ===========       ===========       ===========       ===========
